Exhibit 99.1

[NATIONAL HEALTH PARTNERS, INC. LETTERHEAD]

To our stockholders:

It has been almost a year since we became a publicly-traded company and 2006 was a remarkable year for us.  I would like to take this opportunity to discuss our accomplishments this past year and our goals for 2007.

The U.S. healthcare crisis continues to drive demand for our programs.  Many corporations and organizations are finding it too expensive to provide adequate health benefits to their employees and members.  As a result, they are beginning to turn to the discount healthcare market for solutions.  CARExpress has become one of the most recognized names in the discount healthcare market and is one of the fastest growing companies in the healthcare industry.  Our CARExpress health savings network provides us with a powerful advantage over our competitors.  With over 1,000,000 participating providers, our network is the largest in the industry.

During the past 12 months, we made notable improvements to our CARExpress network with the addition of Aetna Dental and HealthFi.  Aetna Dental enables our members to use 65,000 dental providers located across the country, and HealthFi enables our members to use every doctor and hospital in the country.  HealthFi also enables our members to obtain financing for the procedures they need to have performed. We continue to work towards maintaining and improving the quality of our CARExpress network. In addition, we have obtained registered trademarks from the United States Patent and Trademark Office for “CARExpress” to help protect our valuable brand.

To date, we have generated the majority of our sales through strategic partnerships.  We initially began generating sales through direct marketing partners that sold our CARExpress membership programs to the public.  We tested several methods of direct marketing and, while some of these channels proved to be unsuccessful, we acquired a significant amount of knowledge and experience with member demographics that is enabling us to better target our current marketing efforts.

The aspect of our business to which we are currently devoting the most time and attention is the development of our CARExpress “wrap-around” programs.  Our wrap-around programs represent the combination of our traditional CARExpress membership programs with various complementary health insurance programs, such as limited benefit, or “Mini-Med,” insurance programs and Health Savings Accounts (HSAs).  We believe that our CARExpress wrap-around programs will become the fastest growing segment of our business and that these programs will be producing the majority of our revenue and cash flow by the end of the year.

We are currently involved in the final stages of negotiations with one of the world’s premier health insurance companies for the health insurance programs that we intend to use for the insurance component of our CARExpress wrap-around programs.  We intend to begin selling our wrap-around programs in April 2007.

2006 Financial Results

We had a terrific year in 2006.  Revenue for 2006 increased 660% to $1,870,612 from $245,973 in 2005 and we generated a gross profit of $432,807 in 2006 compared to a gross deficit of $104,693 in 2005.  In addition, cash and cash equivalents increased $1,487,162 to $1,596,969 at December 31, 2006 from $109,807 at December 31, 2005 as net aggregate cash flow increased $1,487,162 during 2006 compared to a decrease of $312,108 during 2005.

Revenue	Cash and Cash Equivalents
(in millions)	(in millions)

Our performance this past year is not the by-product of a one-year spike in growth or a market anomaly.  It is the result of effective planning, work and dedication to delivering our members program innovations that differentiate National Health Partners from the marketplace and will enable us to continue to develop relationships with more and more small businesses, associations and other organizations.

Financial Strength

National Health Partners is in the strongest financial position in our history.  We ended 2006 with nearly $1.5 million in cash and no debt.  We generated a gross profit from operations for the first time in our history and have current assets that greatly exceed our current liabilities.  In addition, we accelerated the vesting of many of our most significant equity-based financial instruments and terminated several non-contributing contracts near the end of 2006 to reduce the amount of cash and non-cash expense we would otherwise have recognized during 2007 to help pave the way towards future profitability.

As a result of our efforts, our independent registered public accounting firm issued an unqualified audit opinion to us in its 2006 audit report.  This is the first time in the company’s history that we have received an unqualified opinion from our independent accountants and is a tribute to the steps we have taken towards setting the stage for increased revenue and cash flow in 2007 and beyond.

Outlook for 2007

We expect 2007 to be a break-out year for National Health Partners.  We intend to roll out our CARExpress wrap-around programs in April.  Sales of our wrap-around programs will be the primary driver for our future revenue, cash flow and profitability.  We have been receiving overwhelming demand for our wrap-around programs from small businesses, associations and other organizations ever since we first announced our intention to offer these programs this past fall.

As we continue to generate monthly recurring revenue from our fast-growing membership base and expanding program offerings, we expect to generate revenue of more than $14 million during the remainder of 2007, providing us with year-over-year revenue growth of 660% for the second straight year.  In addition, we expect to begin generating positive cash flow from operating activities during the second quarter of 2007 and expect to generate over $1 million in positive cash flow from operating activities during the remainder of 2007.  We also intend to submit an application later this year to have our common stock listed on the NASDAQ or AMEX.

We made great strides in 2006, positioning National Health Partners as one of the emerging leaders in the healthcare savings industry.  We anticipate even greater recognition in the months ahead.  We believe we have made the right investments in the people, programs and partnerships to allow us to grow quickly and efficiently in 2007.  We are working diligently to achieve our goal of increasing stockholder value through the achievement of a number of important objectives, including:

•                  protecting and enhancing our position as a leading provider of discount healthcare membership programs;

•                  investing in targeted growth opportunities; and

•                  effectively managing our resources to support our development and growth strategy.

Our commitment to deliver outstanding financial performance continues through the execution of our strategic plan and delivery of industry-leading programs to our members.  As our revenue continues to grow and our costs continue to benefit from economies of scale, we will experience significant improvement to our bottom line.

I would like to express my appreciation to our shareholders for all of the support they have provided to the company and its management team and for the patience they have displayed as long-term investors.  We are in the very early stages of accomplishing something very special and it is our goal to make sure that our shareholders reap the benefits of our success.

On behalf of our entire team, we thank you for your continued support and confidence in National Health Partners.

Sincerely,

/s/  David M. Daniels

David M. Daniels

President & Chief Executive Officer

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This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the company’s future financial position, business strategy, budgets, projected revenue and costs, and plans and objectives of management for future operations, are forward-looking statements.

Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the company assumes no obligation to update or revise any of the information contained in this letter.